File No. 333-183690

As filed with the Securities and Exchange Commission on September 11, 2012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ADVAXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2836	02-0563870
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

305 College Road East

Princeton, New Jersey 08540

(609) 452-9813

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Mr. Thomas A. Moore

Chief Executive Officer

305 College Road East

Princeton, New Jersey 08540

(609) 452-9813

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert H. Cohen, Esq.

Greenberg Traurig, LLP

The MetLife Building

200 Park Avenue

New York, New York 10166

Phone: (212) 801-9200

Fax: (212) 801-6400

Approximate date of commencement of proposed sale to the public.    From time to time after this Registration Statement becomes effective, as determined by the selling stockholder named in the prospectus contained herein.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value $0.001 per share	15,000,000 shares	(2)	$0.061	(3)	$915,000	$104.86	(3)(4)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover the additional securities (i) to be offered or issued in connection with any provision of any securities purported to be registered hereby to be offered pursuant to terms which provide for a change in the amount of securities being offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions and (ii) of the same class as the securities covered by this Registration Statement issued or issuable prior to completion of the distribution of the securities covered by this Registration Statement as a result of a split of, or a stock dividend on, the registered securities.
(2)	Represents shares of the registrant’s issued and outstanding common stock being registered for resale.
(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based on the average of the high and low prices of the common stock of the registrant as reported on the OTC Bulletin Board on August 30, 2012.
(4)	Previously paid.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the commission, acting pursuant to section 8(a) may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-1 (SEC File No. 333-183690) is being filed solely for the purposes of amending the Exhibit Index in Item 16 of Part II of the Registration Statement and furnishing the XBRL exhibits indicated in such Item. Accordingly, this Amendment No. 1 consists only of the facing page, this explanatory note, Part II to the Registration Statement and the Exhibit Index. The XBRL information furnished with this Amendment No. 1 had been previously included with the registrant’s periodic reports filed pursuant to its reporting obligations under the Securities Exchange Act of 1934, as amended.

No changes are being made to the prospectus constituting Part I of the Registration Statement by this filing, and therefore it has been omitted.

PART II   - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses other than underwriting discounts and commissions, if any, payable by the registrant relating to the sale of common stock being registered.  All amounts are estimates except the SEC registration fee.

Printing and engraving expenses	5,000
Legal fees and expenses	30,000
Accounting fees and expenses	5,000
Transfer agent and registrar’s fees and expenses	1,000
Miscellaneous expense	750
Total	$41,750

Item 14.  Indemnification of Directors and Officers.

Delaware General Corporation Law.  The registrant is a Delaware corporation. Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) enables a corporation to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director’s fiduciary duty, except:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or

•	for any transaction from which the director derived an improper personal benefit.

In accordance with Section 102(b)(7) of the DGCL, the registrant’s certificate of incorporation includes a provision eliminating, to the fullest extent permitted by the DGCL, the liability of the registrant’s directors to the registrant or its stockholders for monetary damages for breach of fiduciary as director. If the DGCL is subsequently amended to further eliminate or limit the liability of a director, then a director of the registrant, in addition to the circumstances in which a director is not personally liable as set forth in provision described in the preceding sentence, will not be liable to the fullest extent permitted by the amended DGCL.

Subsection (a) of Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 of the DGCL further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Certificate of Incorporation and Bylaws.  The registrant’s amended and restated certificate of incorporation contains provisions which provide that the registrant will indemnify the registrant’s directors and officers in each and every situation where, under Section 145 of the DGCL, as amended from time to time, the registrant is permitted or empowered to make such indemnification, and to the fullest extent permitted by law. The registrant may, in the sole discretion of its Board of Directors, indemnify any other person who may be indemnified pursuant to Section 145 of the DGCL to the extent the Board of Directors deems advisable, as permitted by Section 145 of the DGCL.

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The registrant’s bylaws contain provisions which provide, among other things, that the registrant shall indemnify any officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed (i) action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the registrant) by reason of the fact that he is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another registrant, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (ii) action or suit by or in the right of the registrant to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another registrant, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the registrant; except that no indemnification shall be made in respect of any claim, issue or matters as to which such person shall have been adjudged to be liable to the registrant unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.  Any indemnification under the provisions in the bylaws (unless ordered by a court) shall be made by the registrant only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth above.  Such determination shall be made (i) by a majority vote of the directors who were not parties to such action, suit or proceeding even though less than a quorum, or (ii) if there are no such directors, or, if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director, officer, employee or agent of the registrant has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

The DGCL provides that the indemnification described above shall not be deemed exclusive of any other indemnification that may be granted by a corporation pursuant to its by-laws, disinterested directors’ vote, stockholders’ vote, agreement or otherwise.

Insurance Policies.  The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above. The registrant has directors and officer’s liability insurance in an amount not less than $5 million.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in such Securities Act and is therefore unenforceable.

Item 15.  Recent Sales of Unregistered Securities.

During the last three years, the registrant has issued unregistered securities to the persons, as described below.  None of these transactions involved any underwriters, underwriting discounts or commissions, except as specified below, or any public offering, and the registrant believes that, except as set forth below, each transaction was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof and/or Regulation D promulgated thereunder.  All recipients had adequate access, though their relationships with the registrant, to information about the registrant.

On June 18, 2009, the registrant completed a private placement with certain accredited investors pursuant to which it issued (i) senior convertible promissory notes in the aggregate principal face amount of $1,131,353, for an aggregate net purchase price of $961,650 and (ii) senior bridge warrants to purchase 2,404,125 shares of its common stock at an exercise price of $0.20 per share (subject to adjustment upon the occurrence of certain events).  In consideration for the agreement of the holders of the senior bridge notes to extend the maturity date of such notes to periods into February and March 2010, the registrant issued warrants to purchase an additional 1,228,441 shares of common stock. In addition, as a result of the anti-dilution protection provisions in the senior bridge warrants, the registrant reduced the exercise price of the senior bridge warrants to $0.17 per share and issued warrants to purchase an additional 641,039 shares of common stock at an exercise price of $0.17 per share.

On July 21, 2009, the registrant issued options to certain of its officers, directors and employees to purchase up to an aggregate of 10,150,000 shares of common stock pursuant to the registrant’s 2009 Stock Option Plan.  The exercise price per share was $0.10.  No consideration was paid to the registrant by the recipient of the foregoing options for the grant of stock options.

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On September 24, 2009, the registrant entered into a preferred stock purchase agreement (the “Optimus purchase agreement”) with Optimus Capital Partners, LLC (“Optimus”), pursuant to which Optimus committed to purchase up to $5.0 million shares of the Series A preferred stock at a price of $10,000 per share of Series A preferred stock, subject to satisfaction of certain closing conditions.  At the time of execution of the Optimus purchase agreement, the registrant issued to an affiliate of Optimus a three-year warrant to purchase up to 33,750,000 shares of the registrant’s common stock, at an initial exercise price of $0.20 per share, subject to adjustment as provided in the warrant.

On January 5, 2010, the registrant issued options to one of its executive officers to purchase up to 1,000,000 shares of common stock pursuant to the registrant’s 2009 Stock Option Plan.  The exercise price per share was $0.10.  No consideration was paid to the registrant by the recipient of the foregoing options for the grant of stock options.

On January 11, 2010, the registrant issued and sold 145 shares of Series A preferred stock to Optimus for an aggregate purchase price of $1.45 million.

On March 29, 2010, the registrant issued and sold 200 shares of Series A preferred stock to Optimus pursuant to the terms of the Optimus purchase agreement. On April 1, 2010, the registrant issued and sold an additional 16 shares of Series A preferred stock to Optimus pursuant to the terms of the Optimus purchase agreement. The aggregate purchase price for the 216 shares of Series A preferred stock was $2.16 million.

On April 29, 2010, the registrant agreed with its Chief Executive Officer, Thomas A. Moore, to make a payment of $200,000 due to Mr. Moore under certain of the registrant’s senior promissory notes held by Mr. Moore in the form of 1,176,471 shares of the registrant’s common stock based on a price of $0.17 per share.

As of April 30, 2010, the registrant agreed with certain of the holders of its junior unsecured convertible promissory notes to make payments of approximately $2.42 million aggregate principal amount due to such holders under certain of such notes in the form of 14,237,489 shares of its common stock based on a price of $0.17 per share.

On May 10, 2010, the registrant entered into a Stock Purchase Agreement with Numoda Capital Innovations, LLC (“Numoda”) pursuant to which the registrant agreed to issue 3,500,000 shares of its common stock to Numoda, at a price per share of $0.17, in satisfaction of $595,000 of services rendered to the registrant by Numoda Corporation.  The registrant has agreed to register such shares of common stock within 120 days of May 10, 2010.

On May 10, 2010, the registrant and the University of Pennsylvania (“Penn”) entered into a Second Amendment Agreement to their 20-year exclusive worldwide license agreement. As part of this amendment the registrant exercised its option for the rights to seven additional patent dockets at an option exercise fee payable in the form of $35,000 in cash and $70,000 in shares of common stock (approximately 388,889 shares of our common stock based on a price of $0.18 per share).

On May 13, 2010, the registrant issued and sold 139 shares of Series A preferred stock to Optimus pursuant to the terms of the Optimus purchase agreement.  The aggregate purchase price for the shares of Series A preferred stock was $1.39 million.  In connection with such issuance, the registrant issued an additional three-year warrant to an affiliate of Optimus to purchase up to 2,818,000 shares of common stock at an exercise price of $0.18 per share, subject to customary anti-dilution adjustments.

As of April 30, 2010, the registrant issued in private placements to certain accredited investors (i) junior bridge notes in the aggregate principal face amount of $3,343,249, for an aggregate net purchase price of $2,840,000 and (ii) junior bridge warrants to purchase 5,743,750 shares of our common stock at an exercise price of $0.20 per share (prior to giving effect to anti-dilution adjustments which have subsequently reduced the exercise price to $0.17 per share), subject to adjustments upon the occurrence of certain events.   As a result of the anti-dilution protection provisions in the junior bridge warrant, the registrant reduced the exercise price of the junior bridge warrants to $0.17 per share (subject to further adjustment upon the occurrence of certain events) and issued warrants to purchase an additional 1,013,603 shares of common stock at an exercise price of $0.17 per share (subject to adjustment upon the occurrence of certain events).

On June 29, 2010, the registrant issued 750,000 shares of its common stock to its chief executive officer in satisfaction of certain conditions set forth in his employment agreement.

On July 19, 2010, the registrant entered into a preferred stock purchase agreement with Optimus, pursuant to which Optimus committed to purchase up to $7.5 million shares of the Series B preferred stock at a price of $10,000 per share of Series B preferred stock, subject to satisfaction of certain closing conditions, of which $2.84 million of Series B preferred stock remains available for purchase.  At the time of the satisfaction of the conditions necessary to effect the commitment closing under the preferred stock purchase agreement, the registrant issued to an affiliate of Optimus a three-year warrant to purchase up to 40,500,000 shares of the registrant’s common stock, at an initial exercise price of $0.25 per share, subject to adjustment as provided in the warrant. The warrant will become exercisable on the earlier of (i) the date on which this registration statement becomes effective and (ii) the first date on which the shares of common stock underlying the warrant are eligible for resale without limitation under Rule 144 (assuming a cashless exercise of the warrant).

On July 19, 2010, the registrant issued 500 shares of Series B preferred stock to Optimus in exchange for 500 shares of Series A preferred stock.  Such transaction was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 3(a)(9) thereof.

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On August 13, 2010, the registrant issued and sold 124 shares of Series B preferred stock to Optimus for an aggregate purchase price of $1.24 million.

On September 28, 2010, the registrant issued and sold 165 shares of Series B preferred stock to Optimus for an aggregate purchase price of $1.65 million.

On October 14, 2010, the registrant issued options to certain of its officers, directors and employees to purchase up to an aggregate of 6,750,000 shares of common stock pursuant to the registrant’s 2009 Stock Option Plan. The exercise price per share was $0.15. No consideration was paid to the registrant by the recipient of the foregoing options for the grant of stock options.

In November 2010, the registrant issued in private placements to certain accredited investors convertible promissory notes of the Company in the aggregate principal face amount of $931,579, for an aggregate net purchase price of $835,000.  In connection with the purchase of these notes, the registrant issued to such investors warrants to purchase an aggregate of 3,087,500 shares of its common stock, each at an exercise price of $0.17 per share, subject to adjustments upon the occurrence of certain events.

On November 15, 2010, the registrant issued and sold 61 shares of Series B preferred stock to Optimus for an aggregate purchase price of $610,000.

On December 30, 2010, the registrant issued and sold 72 shares of Series B preferred stock to Optimus for an aggregate purchase price of $720,000.

 In January and February 2011, the registrant issued in private placements to certain accredited investors, (i) junior unsecured convertible promissory notes in the aggregate principal face amount of $452,941, for an aggregate net purchase price of $395,000 and (ii) warrants to purchase an aggregate of 1,642,500 shares of its common stock, each at an exercise price of $0.15 per share, subject to adjustments upon the occurrence of certain events.

From February 1, 2011 through March 15, 2011, the registrant issued in private placements to certain accredited investors (i) junior unsecured convertible promissory notes in the aggregate principal face amount of $246,000, for an aggregate net purchase price of $225,000 and (ii) warrants to purchase 487,500 shares of our common stock at an exercise price of $0.17 per share, subject to adjustments upon the occurrence of certain events.

On March 14, 2011, the registrant issued and sold 44 shares of Series B preferred stock to Optimus for an aggregate purchase price of $440,000.

On April 28, 2011, the registrant issued and sold to JMJ Financial, an accredited investor, an aggregate of $1,300,000 of its convertible promissory notes in return for the payment in cash of $580,000 and a secured and collateralized promissory note issued by JMJ Financial to the registrant in the principal amount of $800,000.

On May 12, 2011, the registrant issued in a private placement to certain accredited investors (i) convertible promissory notes in the aggregate principal face amount of $7,077,936, for an aggregate purchase price of $6,016,250 and (ii) warrants to purchase an aggregate of 23,593,122 shares of its common stock, each at an exercise price of $0.15 per share.  Also on May 12, 2011, the registrant issued warrants to purchase an aggregate of 1,887,448 shares of its common stock to Rodman & Renshaw, LLC as partial compensation for its services in connection with the offering to the investors.

From June 2011 through November 2011, the registrant has entered into exchange agreements with certain of the holders of the warrants outstanding from its October 17, 2007 private placement , including its Chief Executive Officer, Thomas A. Moore, pursuant to which such holders received shares of the registrant’s common stock and/or warrants to purchase shares of the registrant’s common stock in amounts that were determined in such negotiations. As of August 29, 2012, the registrant has exchanged October 2007 warrants to purchase 39,690,911 shares of its common stock in return for 7,437,857 shares of its common stock and new warrants to purchase 21,040,303 shares of its common stock. The new warrants issued pursuant to the exchanges are substantially identical to the October 2007 warrants, except that such warrants do not contain any economic anti-dilution adjustment rights.

On October 31, 2011, the registrant issued in a private placement to certain accredited investors (i) convertible promissory notes in the aggregate principal face amount of $2,326,471, for an aggregate purchase price of $1,977,500 and (ii) warrants to purchase an aggregate of 8,620,977 shares of its common stock, each at an exercise price of $0.15 per share.  The convertible promissory notes purchased in this offering were paid for in cash or, with respect to the convertible promissory notes acquired by Thomas A. Moore, the registrant’s Chairman and Chief Executive Officer, in exchange for the cancellation of $400,000.00 of outstanding indebtedness owed by the registrant. Also on October 31, 2011, the registrant issued warrants to purchase an aggregate of 866,078 shares of its common stock to Rodman & Renshaw, LLC as partial compensation for its services in connection with the offering to the investors.

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On January 9, 2012, the registrant issued in a private placement to certain accredited investors (i) convertible promissory notes in the aggregate principal face amount of $ $1,232,353, for an aggregate purchase price of $1,047,500 and (ii) warrants to purchase an aggregate of 4,107,842 shares of its common stock, each at an exercise price of $0.15 per share.  Also on January 9, 2012, the registrant issued warrants to purchase an aggregate of 575,098 shares of its common stock to Rodman & Renshaw, LLC as partial compensation for its services in connection with the offering to the investors.

On May 8, 2012, the registrant entered into a settlement agreement with JMJ Financial, pursuant to which the registrant agreed to issue 4,000,000 newly issued shares of its common stock to JMJ Financial as consideration for the cancellation of certain notes and a release.

Effective May 14, 2012, the registrant entered into exchange agreements with certain holders of an aggregate of approximately $4.5 million of outstanding principal amount of convertible promissory notes, which we refer to as the existing notes, originally issued either on May 12, 2011, October 31, 2011 or January 9, 2012, pursuant to which such holders received (i) an aggregate of approximately 52.2 million shares of registrant’s common stock, and (ii) warrants to purchase an aggregate of approximately 5.8 million shares of registrant’s common stock in exchange for (i) surrendering or converting the existing notes and surrendering warrants to purchase an aggregate of approximately 31.3 million shares of the registrant’s common stock originally issued in the prior offerings, and (ii) amending the note purchase agreements between the Company and the holders of the existing notes, dated as of May 9, 2011, October 28, 2011 or December 29, 2011.

On May 18, 2012, the registrant issued in a private placement to certain accredited investors (i) convertible promissory notes in the aggregate principal face amount of $953,333, for an aggregate purchase price of $715,000 and (ii) warrants to purchase an aggregate of 3,177,777 shares of its common stock, each at an exercise price of $0.15 per share. The convertible promissory notes purchased in this offering were paid for in cash. Also on May 18, 2012, the registrant issued warrants to purchase an aggregate of 355,556 shares of its common stock to Rodman & Renshaw, LLC as partial compensation for its services in connection with the offering to the investors.

On June 13, 2012, the registrant entered into a stock purchase agreement with Numoda Corporation (“Numoda”), pursuant to which the registrant agreed to issue to Numoda 15 million shares of its common stock at a purchase price per share of $0.15, in exchange for the immediate cancellation of $2,250,000 of accounts receivables owed by the registrant to Numoda pursuant to the Master Agreement, dated June 19, 2009, between Numoda and the registrant.

On July 6, 9, 10, 12, 13, 19, 20 and 23, 2012, the registrant entered into exchange agreements with certain holders of warrants, including Mr. Moore on July 5, pursuant to which holders surrendered warrants to purchase an aggregate of approximately 34,791,156 shares of the registrant’s common stock to the registrant in exchange for receiving warrants to purchase an aggregate of approximately 34,791,156 shares of the registrant’s common stock that were not exercisable and for which no shares of our common stock were reserved until August 16, 2012, when we filed an amendment to our certificate of incorporation with the Secretary of State of the State of Delaware to effect an increase to our authorized shares of common stock. In addition, certain of the warrants received in the exchange have an extended expiration date which is two years following the date we obtained stockholder approval to increase our authorized shares of common stock and filed an amendment to our certificate of incorporation.

On July 24, 2012, the Circuit Court of the 11th Judicial Circuit in and for Miami-Dade County, Florida entered an Order Approving Stipulation for Settlement of Claim (the “Order”), in the matter titled Socius CG II, Ltd. v. Advaxis, Inc. The Order, together with the Stipulation for Settlement Claim (the “Stipulation”), provide for the full and final settlement of Socius’s $2,888,860 claim against the registrant in connection with past due invoices relating to clinical trial services (the “Claim”). Socius purchased the Claim against the registrant from Numoda Corporation. Pursuant to the terms of the Order and the Stipulation, the registrant issued and delivered to Socius 11,111,000 shares of the registrant’s common stock, par value $0.001 per share, for one-half of the Claim and will issue and deliver a number of shares of common stock for the remaining half of the Claim on the twenty-first trading day following the issuance of the 11,111,000 shares, subject to adjustment.

On August 2, 2012, the registrant issued and sold to Dr. James Patton, a member of its board of directors, a convertible promissory note in the principal face amount of $66,667 for a purchase price of $50,000.

On August 27, 2012, the registrant entered into a settlement agreement with JMJ Financial, pursuant to which the registrant agreed to issue 4,076,923 shares of its common stock to JMJ Financial for the mutual release of any claims held by the registrant or JMJ Financial relating to the registrant’s failure to file the registration statement related to the May 2012 issuance of 4,000,000 shares of the registrant’s common stock to JMJ Financial and have the registration statement declared effective by certain prescribed deadlines.

On August 27, 2012, the registrant issued and sold to JMJ Financial a convertible promissory note in the aggregate principal face amount of $100,000, for an aggregate purchase price of $100,000.

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Item 16.  Exhibits and Financial Statement Schedules.

(a) Exhibits.   The following exhibits are included herein or incorporated herein by reference.

Exhibit Number	Description of Exhibit
2.1	Agreement Plan and Merger of Advaxis, Inc. (a Colorado corporation) and Advaxis, Inc. (a Delaware corporation). Incorporated by reference to Annex B to DEF 14A Proxy Statement filed with the SEC on May 15, 2006.

3.1	Amended and Restated Certificate of Incorporation. Incorporated by reference to Annex C to DEF 14A Proxy Statement filed with the SEC on May 15, 2006.

3.2	Amended and Restated Bylaws. Incorporated by reference to Exhibit 10.4 to Quarterly Report on Form 10-QSB filed with the SEC on September 13, 2006.

3.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on August 16, 2012. Incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the SEC on August 17, 2012.

4.1	Form of common stock certificate. Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed with the SEC on October 23, 2007.

4.2	Certificate of Designations of Preferences, Rights and Limitations of Series A Preferred Stock of the registrant, dated September 24, 2009. Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed with the SEC on September 25, 2009.

4.3	Certificate of Designations of Preferences, Rights and Limitations of Series B Preferred Stock of the registrant, dated July 19, 2010. Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed with the SEC on July 20, 2010.

4.4	Form of warrant issued in the August 2007 financing. Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on August 27, 2007.

4.5	Form of warrant to purchase shares of the registrant’s common stock at the price of $0.20 per share (the “$0.20 warrant”). Incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed with the SEC on October 23, 2007.

4.6	Form of warrant to purchase shares of the registrant’s common stock at the price of $0.001 per share (the “$0.001 warrant”). Incorporated by reference to Exhibit 4.3 to Current Report on Form 8-K filed with the SEC on October 23, 2007.

4.7	Form of Common Stock Purchase Warrant. Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed with the SEC on June 19, 2009.

4.8	Form of Warrant issued to Optimus CG II Ltd. pursuant to the Series A Preferred Stock Purchase Agreement. Incorporated by reference to Exhibit A to the Purchase Agreement included as Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on September 25, 2009.

4.9	Form of Common Stock Purchase Warrant, issued in the junior bridge financing. Incorporated by reference to Exhibit 4.12 to Registration Statement on Form S-1 (File No. 333-162632) filed with the SEC on October 22, 2009.

4.10	Form of Amended and Restated Common Stock Purchase Warrant. Incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K/A filed with the SEC on February 11, 2010.

4.11	Form of Common Stock Purchase Warrant. Incorporated by reference to Exhibit 4.3 to Current Report on Form 8-K/A filed with the SEC on February 11, 2010.

4.12	Form of Additional Common Stock Purchase Warrant issued to Optimus CG II Ltd. Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed with the SEC on May 14, 2010.

4.13	Form of Warrant issued to Optimus CG II Ltd. pursuant to the Series B Preferred Stock Purchase Agreement. Incorporated by reference to Exhibit A to the Purchase Agreement included as Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on July 20, 2010.

II-6

Exhibit Number	Description of Exhibit
4.14	Form of Convertible Promissory Note. Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed with the SEC on November 12, 2010.

4.15	Form of Common Stock Purchase Warrant. Incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed with the SEC on November 12, 2010.

4.16	Warrant to Purchase Common Stock issued to Optimus CG II Ltd. pursuant to Amendment No. 1 to the Series B Preferred Stock Purchase Agreement. Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed with the SEC on April 7, 2011.

4.17	Form of Common Stock Purchase Warrant. Incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed with the SEC on May 9, 2011.

4.18	Form of Common Stock Purchase Warrant. Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed with the SEC on August 31, 2011.

4.19	Form of Common Stock Purchase Warrant. Incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed with the SEC on November 2, 2011.

4.20	Form of Common Stock Purchase Warrant. Incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed with the SEC on January 5, 2012.

4.21	Form of Common Stock Purchase Warrant issued pursuant to the Exchange Agreements, dated as of May 14, 2012, by and between Advaxis, Inc. and each investor identified on the signature pages thereto. Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed with the SEC on May 18, 2012.

4.22	Form of Common Stock Purchase Warrant issued pursuant to the Note Purchase Agreement, dated as of May 14, 2012, by and between Advaxis, Inc. and each investor identified on the signature pages thereto. Incorporated by reference to Exhibit 4.3 to Current Report on Form 8-K filed with the SEC on May 18, 2012.

4.23	Form of Common Stock Purchase Warrant issued to Dr. James Patton. Incorporated by reference to Exhibit 4.23 to Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-183682) filed with the SEC on September 11, 2012.

5.1**	Opinion of Greenberg Traurig, LLP.

10.1	Securities Purchase Agreement between the registrant and the purchasers in the private placement (the “SPA”), dated as of October 17, 2007, and Disclosure Schedules thereto. Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on October 23, 2007.

10.2	Securities Purchase Agreement dated February 2, 2006 between the registrant and Cornell Capital Partners, LP. Incorporated by reference to Exhibit 10.01 to Report on Form 8-K filed with the SEC on February 8, 2006.

10.3	Registration Rights Agreement between the registrant and the parties to the SPA, dated as of October 17, 2007. Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the SEC on October 23, 2007.

10.4	Placement Agency Agreement between the registrant and Carter Securities, LLC, dated as of October 17, 2007. Incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed with the SEC on October 23, 2007.

10.5	Engagement Letter between the registrant and Carter Securities, LLC, dated August 15, 2007. Incorporated by reference to Exhibit 10.3(a) to Current Report on Form 8-K filed with the SEC on October 23, 2007.

10.6	Agreement between the registrant and YA Global Investments, L.P. f/k/a Cornell Capital Partners, L.P., dated August 23, 2007. Incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed with the SEC on October 23, 2007.

10.7	Memorandum of Agreement between the registrant and CAMHZN Master LDC and CAMOFI Master LDC, purchasers of the Units consisting of common stock, $0.20 warrants, and $0.001 warrants, dated October 17, 2007. Incorporated by reference to Exhibit 10.5 to Current Report on Form 8-K filed with the SEC on October 23, 2007.

10.8	Advisory Agreement between the registrant and Centrecourt Asset Management LLC, dated August 1, 2007. Incorporated by reference to Exhibit 10.6 to Current Report on Form 8-K filed with the SEC on October 23, 2007.

II-7

Exhibit Number	Description of Exhibit
10.9	Share Exchange and Reorganization Agreement, dated as of August 25, 2004, by and among the registrant, Advaxis and the shareholders of Advaxis. Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on November 18, 2004.

10.10	Security Agreement dated February 2, 2006 between the registrant and Cornell Capital Partners, L.P. Incorporated by reference to Exhibit 10.06 to Current Report on Form 8-K filed with the SEC on February 8, 2006.

10.11	Investor Registration Rights Agreement dated February 2, 2006 between the registrant and Cornell Capital Partners, LP. Incorporated by reference to Exhibit 10.05 to Current Report on Form 8-K filed with the SEC on February 8, 2006.

10.12	2004 Stock Option Plan of the registrant. Incorporated by reference to Exhibit 4.1 to Report on Form S-8 filed with the SEC on December 1, 2005.

10.13	2005 Stock Option Plan of the registrant. Incorporated by reference to Annex A to DEF 14A Proxy Statement filed with the SEC on May 15, 2006.

10.14	License Agreement, between University of Pennsylvania and the registrant dated as of June 17, 2002, as Amended and Restated on February 13, 2007. Incorporated by reference to Exhibit 10.11 to Annual Report on Form 10-KSB filed with the SEC on February 13, 2007.

10.15	Sponsored Research Agreement dated November 1, 2006 by and between University of Pennsylvania (Dr. Paterson Principal Investigator) and the registrant. Incorporated by reference to Exhibit 10.44 to Annual Report on 10-KSB filed with the SEC on February 13, 2007.

10.16	Non-Exclusive License and Bailment, dated as of March 17, 2004, between The Regents of the University of California and Advaxis, Inc. Incorporated by reference to Exhibit 10.8 to Pre-Effective Amendment No. 2 filed on April 28, 2005 to Registration Statement on Form SB-2 (File No. 333-122504).
10.17	Consultancy Agreement, dated as of January 19, 2005, by and between LVEP Management, LLC. and the registrant. Incorporated by reference to Exhibit 10.9 to Pre-Effective Amendment No. 2 filed on April 28, 2005 to Registration Statement on Form SB-2 (File No. 333-122504).

10.18	Amendment to Consultancy Agreement, dated as of April 4, 2005, between LVEP Management LLC and the registrant. Incorporated by reference to Exhibit 10.27 to Annual Report on Form 10-KSB filed with the SEC on January 25, 2006.

10.19	Second Amendment dated October 31, 2005 to Consultancy Agreement between LVEP Management LLC and the registrant. Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the SEC on November 9, 2005.

10.20	Third Amendment dated December 15, 2006 to Consultancy Agreement between LVEP Management LLC and the registrant. Incorporated by reference to Exhibit 9.01 to Current Report on Form 8-K filed with the SEC on December 15, 2006.

10.21	Consultancy Agreement, dated as of January 22, 2005, by and between Dr. Yvonne Paterson and Advaxis, Inc. Incorporated by reference to Exhibit 10.12 to Pre-Effective Amendment No. 2 filed on April 28, 2005 to Registration Statement on Form SB-2 (File No. 333-122504).

10.22	Consultancy Agreement, dated as of March 15, 2003, by and between Dr. Joy A. Cavagnaro and Advaxis, Inc. Incorporated by reference to Exhibit 10.13 to Pre-Effective Amendment No. 2 filed on April 28, 2005 to Registration Statement on Form SB-2 (File No. 333-122504).

10.23	Consulting Agreement, dated as of July 2, 2004, by and between Sentinel Consulting Corporation and Advaxis, Inc. Incorporated by reference to Exhibit 10.15 to Pre-Effective Amendment No. 2 filed on April 28, 2005 to Registration Statement on Form SB-2 (File No. 333-122504).

10.24	Agreement, dated July 7, 2003, by and between Cobra Biomanufacturing PLC and Advaxis, Inc. Incorporated by reference to Exhibit 10.16 to Pre-Effective Amendment No. 4 filed on June 9, 2005 to Registration Statement on Form SB-2 (File No. 333-122504).

II-8

Exhibit Number	Description of Exhibit
10.25	Securities Purchase Agreement, dated as of January 12, 2005, by and between the registrant and Harvest Advaxis LLC. Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on January 18, 2005.

10.26	Registration Rights Agreement, dated as of January 12, 2005, by and between the registrant and Harvest Advaxis LLC. Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the SEC on January 18, 2005.

10.27	Letter Agreement, dated as of January 12, 2005 by and between the registrant and Robert T. Harvey. Incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed with the SEC on January 18, 2005.

10.28	Consultancy Agreement, dated as of January 15, 2005, by and between Dr. David Filer and the registrant. Incorporated by reference to Exhibit 10.20 to Pre-Effective Amendment No. 2 filed on April 28, 2005 to Registration Statement on Form SB-2 (File No. 333-122504).

10.29	Consulting Agreement, dated as of January 15, 2005, by and between Pharm-Olam International Ltd. and the registrant. Incorporated by reference to Exhibit 10.21 to Pre-Effective Amendment No. 2 filed on April 28, 2005 to Registration Statement on Form SB-2 (File No. 333-122504).

10.30	Letter Agreement, dated February 10, 2005, by and between Richard Berman and the registrant. Incorporated by reference to Exhibit 10.23 to Pre-Effective Amendment No. 2 filed on April 28, 2005 to Registration Statement on Form SB-2 (File No. 333-122504).

10.31	Employment Agreement, dated February 8, 2005, by and between Vafa Shahabi and the registrant. Incorporated by reference to Exhibit 10.24 to Pre-Effective Amendment No. 2 filed on April 28, 2005 to Registration Statement on Form SB-2 (File No. 333-122504).
10.32	Employment Agreement, dated March 1, 2005, by and between John Rothman and the registrant. Incorporated by reference to Exhibit 10.25 to Pre-Effective Amendment No. 2 filed on April 8, 2005 to Registration Statement on Form SB-2/A (File No. 333-122504).

10.33	Clinical Research Services Agreement, dated April 6, 2005, between Pharm-Olam International Ltd. and the registrant. Incorporated by reference to Exhibit 10.26 to Pre-Effective Amendment No. 4 filed on June 9, 2005 to Registration Statement on Form SB-2 (File No. 333-122504).

10.34	Royalty Agreement, dated as of May 11, 2003, by and between Cobra Bio-Manufacturing PLC and the registrant. Incorporated by reference to Exhibit 10.28 to Pre-Effective Amendment No. 4 filed on June 9, 2005 to Registration Statement on Form SB-2 (File No. 333-122504).

10.35	Letter Agreement between the registrant and Investors Relations Group Inc., dated September 27, 2005. Incorporated by reference to Exhibit 10.31 to Post-Effective Amendment filed on January 5, 2006 to Registration Statement on Form SB-2 (File No. 333-122504).

10.36	Consultancy Agreement between the registrant and Freemind Group LLC, dated October 17, 2005. Incorporated by reference to Exhibit 10.32 to Post-Effective Amendment filed on January 5, 2006 to Registration Statement on Form SB-2 (File No. 333-122504).

10.37	Employment Agreement dated August 21, 2007 between the registrant and Thomas Moore. Incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed with the SEC on August 27, 2007.

10.38	Employment Agreement dated February 9, 2006 between the registrant and Fred Cobb. Incorporated by reference to Exhibit 10.35 to the Registration Statement on Form SB-2 (File No. 333-132298) filed with the SEC on March 9, 2006.

10.39	Termination of Employment Agreement between J. Todd Derbin and the registrant dated October 31, 2005. Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on November 9, 2005.

10.40	Consulting Agreement dated June 1, 2006 between the registrant and Biologics Consulting Group Inc. Incorporated by reference to Exhibit 10.40 to Annual Report on Form 10-KSB field with the SEC on February 13, 2007.

II-9

Exhibit Number	Description of Exhibit
10.41	Consulting Agreement dated June 1, 2006 between the registrant and Biologics Consulting Group Inc., as amended on June 1, 2007. Incorporated by reference to Exhibit 10.42(i) to Annual Report on Form 10-KSB filed with the SEC on January 16, 2008.

10.42	Master Contract Service Agreement between the registrant and MediVector, Inc. dated May 20, 2007. Incorporated by reference to Exhibit 10.44 to Annual Report on Form 10-KSB filed with the SEC on January 16, 2008.

10.43	Form of note issued in the August 2007 financing. Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the SEC on August 27, 2007.

10.44	Letter of Agreement, dated November 21, 2007, between Crystal Research Associates, LLC and the registrant. Incorporated by reference to Exhibit 10.45 to Annual Report on Form 10-KSB filed with the SEC on January 16, 2008.

10.45	Service Proposal O781, dated May 14, 2007, to the Strategic Collaboration and Long Term Vaccine Supply Agreement, dated October 31, 2005, between the registrant and Cobra Biomanufacturing Plc. Incorporated by reference to Exhibit 10.46 to Annual Report on Form 10-KSB filed with the SEC on January 16, 2008.

10.46	Service Proposal, dated September 20, 2007, to the Strategic Collaboration and Long Term Vaccine Supply Agreement, dated October 31, 2005, between the registrant and Cobra Biomanufacturing Plc. Incorporated by reference to Exhibit 10.47 to Annual Report on Form 10-KSB filed with the SEC on January 16, 2008.

10.47	Consulting Agreement, dated May 1, 2007 between the registrant and Bridge Ventures, Inc. Incorporated by reference to Exhibit 10.48 to Annual Report on Form 10-KSB filed with the SEC on January 16, 2008.

10.48	Consulting Agreement, dated August 1, 2007 between the registrant and Dr. David Filer. Incorporated by reference to Exhibit 10.49 to Annual Report on Form 10-KSB filed with the SEC on January 16, 2008.

10.49	Employment Agreement dated February 29, 2008 between the registrant and Christine Chansky. Incorporated by reference to Exhibit 10.50 to Annual Report on Form 10-KSB filed with the SEC on January 29, 2009.

10.50	Note Purchase Agreement, dated September 22, 2008 by and between Thomas A. Moore and the registrant. Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on September 30, 2008.

10.51	Lease Extension Agreement dated June 1, 2008 by and between New Jersey Economic Development Authority and the registrant. Incorporated by reference to Exhibit 10.55 to Annual Report on Form 10-KSB filed with the SEC on January 29, 2009.

10.52	Technical/Quality Agreement dated May 6, 2008 by and between Vibalogics GmbH and the registrant. Incorporated by reference to Exhibit 10.57 to Annual Report on Form 10-KSB filed with the SEC on January 29, 2009.

10.53	Master Service Agreement dated April 7, 2008 by and between Vibalogics GmbH and the registrant. Incorporated by reference to Exhibit 10.58 to Annual Report on Form 10-KSB filed with the SEC on January 29, 2009.

10.54	Agreement, dated as of December 8, 2008, by and between The Sage Group and the registrant. Incorporated by reference to Exhibit 10.59 to Annual Report on Form 10-KSB filed with the SEC on January 29, 2009.

10.55	Service Agreement dated January 1, 2009 by and between AlphaStaff, Inc. and the registrant. Incorporated by reference to Exhibit 10.60 to Annual Report on Form 10-KSB filed with the SEC on January 29, 2009.

10.56	Promissory Note issued to Biotechnology Greenhouse Corporation of Southeastern Pennsylvania, dated November 10, 2003. Incorporated by reference to Exhibit 10.53 to Annual Report on Form 10-KSB filed with the SEC on January 29, 2009.

10.57	Promissory Note issued to Biotechnology Greenhouse Corporation of Southeastern Pennsylvania, dated December 17, 2003. Incorporated by reference to Exhibit 10.54 to Annual Report on Form 10-KSB filed with the SEC on January 29, 2009.

II-10

Exhibit Number	Description of Exhibit
10.58	Letter of Intent dated November 20, 2008 by and between Numoda Corporation and the registrant. Incorporated by reference to Exhibit 10.61 to Annual Report on Form 10-KSB filed with the SEC on January 29, 2009.

10.59	Consulting Agreement dated December 1, 2008 by and between Conrad Mir and the registrant. Incorporated by reference to Exhibit 10.62 to Annual Report on Form 10-KSB filed with the SEC on January 29, 2009.

10.60	Form of Note Purchase Agreement. Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on June 19, 2009.

10.61	Form of Senior Secured Convertible Note. Incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed with the SEC on June 19, 2009.

10.62	Form of Senior Promissory Note as amended, between the registrant and Thomas Moore. Incorporated by reference to Exhibit 4.3 to Current Report on Form 8-K filed with the SEC on June 19, 2009.

10.63	Form of Security Agreement. Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the SEC on June 19, 2009.

10.64	Form of Subordination Agreement. Incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed with the SEC on June 19, 2009.

10.65	Series A Preferred Stock Purchase Agreement dated September 24, 2009 by and between Optimus Capital Partners, LLC and the registrant. Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on September 25, 2009.

10.66	Form of Note Purchase Agreement, entered into in connection with the junior bridge financing. Incorporated by reference to Exhibit 10.61 to Registration Statement on Form S-1 (File No. 333-162632) filed with the SEC on October 22, 2009.

10.67	Form of Convertible Promissory Note, issued in the junior bridge financing. Incorporated by reference to Exhibit 4.13 to Registration Statement on Form S-1 (File No. 333-162632) filed with the SEC on October 22, 2009.

10.68	Form of Amended and Restated Senior Promissory Note, between the registrant and Thomas Moore. Incorporated by reference to Exhibit 4.17 to Annual Report on Form 10-K filed with the SEC on February 19, 2010.

10.69	Amendment to Senior Promissory Note. Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K/A filed with the SEC on February 11, 2010.

10.70	Amended and Restated 2009 Stock Option Plan of the registrant. Incorporated by reference to Annex A to DEF 14A Proxy Statement filed with the SEC on April 30, 2010.

10.71	Form of Stock Purchase Agreement dated May 10, 2010 between the registrant and Numoda Capital Innovations, LLC. Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed with the SEC on May 14, 2010.

10.72	Second Amendment to the Amended and Restated Patent License Agreement between the registrant and the University of Pennsylvania dated as of May 10, 2010. Incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-Q filed with the SEC on June 3, 2010.

10.73	Series B Preferred Stock Purchase Agreement dated July 19, 2010 by and between Optimus Capital Partners, LLC and the registrant. Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on July 20, 2010.

10.74	Form of Amended and Restated Promissory Note between Optimus CG II Ltd. and the registrant. Incorporated by reference to Exhibit G to the Purchase Agreement included as Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on July 20, 2010.

10.75	Form of Security Agreement between Optimus CG II Ltd. and the registrant. Incorporated by reference to Exhibit H to the Purchase Agreement included as Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on July 20, 2010.
II-11

Exhibit Number	Description of Exhibit
10.76	Separation Agreement and General Release dated January 6, 2010 between the Company and Fred Cobb. Incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-Q filed with the SEC on September 14, 2010.

10.77	Form of Note Purchase Agreement. Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on November 12, 2010.

10.78	Amended and Restated Senior Promissory Note, dated March 17, 2011, between the registrant and Thomas A. Moore. Incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-Q filed with the SEC on March 17, 2011.

10.79	Amendment No. 1 to Series B Preferred Stock Purchase Agreement dated April 4, 2011 by and between Optimus Life Sciences Capital Partners, LLC, Optimus CG II Ltd. and the registrant. Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on April 7, 2011.

10.80	Form of Promissory Note between Optimus CG II Ltd. and the registrant. Incorporated by reference to Appendix 2 to the Warrant included as Exhibit 4.1 to Current Report on Form 8-K filed with the SEC on April 7, 2011.

10.81	Amended and Restated Security Agreement between Optimus CG II Ltd. and the registrant. Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the SEC on April 7, 2011.

10.82	Form of $500,000 Convertible Promissory Note (A-Note), issued by Advaxis, Inc. to JMJ Financial and related ancillary documents. Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed with the SEC on May 4, 2011.

10.83	Form of $800,000 Convertible Promissory Note (B-Note), issued by Advaxis, Inc. to JMJ Financial and related ancillary documents. Incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed with the SEC on May 4, 2011.

10.84	Form of $800,000 Secured and Collateralized Promissory Note (C-Note), issued by JMJ Financial to Advaxis, Inc. and related ancillary documents. Incorporated by reference to Exhibit 4.3 to Current Report on Form 8-K filed with the SEC on May 4, 2011.

10.85	Form of Convertible Promissory Note. Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed with the SEC on May 9, 2011.

10.86	Form of Note Purchase Agreement, dated as of May 9, 2011, by and between Advaxis, Inc. and each investor identified on the signature pages thereto. Incorporated by reference to Exhibit 10.1 to Amendment to Current Report on Form 8-K/A filed with the SEC on May 12, 2011.

10.87	Form of Registration Rights Agreement, dated as of May 9, 2011, by and between Advaxis, Inc. and each of the several investors signatory thereto. Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the SEC on May 9, 2011.

10.88	Exchange and Amendment Agreement, dated as of August 29, 2011, by and between Advaxis, Inc. and Thomas A. Moore. Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on August 31, 2011.

10.89	Form of Convertible Promissory Note. Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed with the SEC on November 2, 2011.

10.90	Form of Note Purchase Agreement, dated as of October 28, 2011, by and between Advaxis, Inc. and each investor identified on the signature pages thereto. Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on November 2, 2011.

10.91	Form of Registration Rights Agreement, dated as of October 28, 2011, by and between Advaxis, Inc. and each of the several investors signatory thereto. Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the SEC on November 2, 2011.

10.92	Amendment No. 1 to the Advaxis, Inc. 2011 Employee Stock Purchase Plan. Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on December 20, 2011.

II-12

Exhibit Number	Description of Exhibit
10.93	Form of Convertible Promissory Note. Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed with the SEC on January 5, 2012.

10.94	Form of Note Purchase Agreement, dated as of December 29, 2011, by and between Advaxis, Inc. and each investor identified on the signature pages thereto. Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on January 5, 2012.

10.95	Form of Registration Rights Agreement, by and between Advaxis, Inc. and each of the several investors signatory thereto. Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the SEC on January 5, 2012.

10.96	Form of Exchange Agreement, dated as of May 14, 2012, by and between Advaxis, Inc. and each investor identified on the signature pages thereto. Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on May 18, 2012.

10.97	Form of Amendment, Consent and Waiver Agreement, dated as of May 14, 2012, by and between Advaxis, Inc. and each investor identified on the signature pages thereto. Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the SEC on May 18, 2012.

10.98	Form of Convertible Promissory Note issued pursuant to the Note Purchase Agreement, dated as of May 14, 2012, by and between Advaxis, Inc. and each investor identified on the signature pages thereto. Incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed with the SEC on May 18, 2012.

10.99	Form of Note Purchase Agreement, dated as of May 14, 2012, by and between Advaxis, Inc. and each investor identified on the signature pages thereto. Incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed with the SEC on May 18, 2012.

10.100	Form of Registration Rights Agreement, dated as of May 14, 2012, by and between Advaxis, Inc. and each investor identified on the signature pages thereto. Incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed with the SEC on May 18, 2012.

10.101	Stock Purchase Agreement, dated as of June 13, 2012, by and between Advaxis, Inc. and Numoda Corporation. Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on June 14, 2012.

10.102	Amendment No. 1, dated as of March 26, 2007, to the License Agreement, between University of Pennsylvania and Advaxis, Inc. dated as of June 17, 2002, as amended and restated on February 13, 2007. Incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-Q filed with the SEC on June 14, 2012.

10.103	Master Agreement, dated June 19, 2009, by and between Numoda Corporation and Advaxis, Inc. Incorporated by reference to Exhibit 10.2 to Quarterly Report on Form 10-Q filed with the SEC on June 14, 2012.

10.104	Form of Project Agreement by and between Numoda Corporation and Advaxis, Inc. Incorporated by reference to Exhibit 10.3 to Quarterly Report on Form 10-Q filed with the SEC on June 14, 2012.

10.105	Clinical Trial Services Agreement, dated December 13, 2009, by and between the Gynecologic Oncology Group and Advaxis, Inc. Incorporated by reference to Exhibit 10.4 to Quarterly Report on Form 10-Q filed with the SEC on June 14, 2012.

10.106	Amendment No. 3, dated as of December 12, 2011, to the License Agreement, between University of Pennsylvania and Advaxis, Inc. dated as of June 17, 2002, as amended and restated on February 13, 2007. Incorporated by reference to Exhibit 10.5 to Quarterly Report on Form 10-Q filed with the SEC on June 14, 2012.

10.107	Exchange Agreement, dated as of July 5, 2012, by and between Advaxis, Inc. and Thomas A. Moore, Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on July 11, 2012.

10.108	Agreed Order Granting Joint Expedited Motion for Order Approving Settlement of Claim entered by the Circuit Court of the 11th Judicial Circuit in and for Miami-Dade County, Florida, dated July 24, 2012. Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on July 25, 2012.

10.109	Stipulation for Settlement of Claim between Socius CG II, Ltd. and Advaxis, Inc., dated July 23, 2012. Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the SEC on July 25, 2012.

10.110	Amendment No. 1 to 2011 Omnibus Incentive Plan of registrant. Incorporated by reference to Annex B to DEF 14A Proxy Statement filed with the SEC on July 19, 2012.

10.111	Promissory Note issued to JLSI, LLC on July 21, 2012. Incorporated by reference to Exhibit 10.111 to Registration Statement on Form S-1 (File No. 333-183682) filed with the SEC on August 31, 2012.

10.112	Convertible Promissory Note issued to Dr. James Patton on August 2, 2012. Incorporated by reference to Exhibit 10.112 to Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-183682) filed with the SEC on September 11, 2012.

10.113	Form of Convertible Promissory Note issued to JMJ Financial on August 27, 2012. Incorporated by reference to Exhibit 10.113 to Registration Statement on Form S-1 (File No. 333-183682) filed with the SEC on August 31, 2012.

10.114	Form of Note Purchase Agreement, dated as of August 2, 2012, by and between Advaxis, Inc. and Dr. James Patton. Incorporated by reference to Exhibit 10.114 to Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-183682) filed with the SEC on September 11, 2012.

14.1	Code of Business Conduct and Ethics dated November 12, 2004. Incorporated by reference to Exhibit 14.1 to Current Report on Form 8-K filed with the SEC on November 18, 2004.

23.1**	Consent of McGladrey LLP (formerly McGladrey & Pullen, LLP).

II-13

Exhibit Number	Description of Exhibit
23.2	Consent of Greenberg Traurig LLP (See Exhibit 5.1 above).

24.1	Power of Attorney (Included in the signature page of this Registration Statement.

101.INS*	XBRL Instance Document

101.SCH*	XBRL Taxonomy Extension Schema Document

101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF*	XBRL Taxonomy Extension Definitions Linkbase Document

101.LAB*	XBRL Taxonomy Extension Label Linkbase Document

101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document

* Furnished herewith.

** Previously filed.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           If the registrant is relying on Rule 430B:

(A)          Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)           If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of North Brunswick, State of New Jersey, on September 11, 2012.

ADVAXIS, INC.

By:	/s/ Thomas A. Moore
Name: Thomas A. Moore
Title: Chief Executive Officer and Chairman of
the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ THOMAS A. MOORE	Chief Executive Officer and Chairman of the Board of Directors	September 11, 2012
Thomas A. Moore	(Principal Executive Officer)

/s/ MARK J. ROSENBLUM	Chief Financial Officer, Senior Vice President and Secretary	September 11, 2012
Mark J. Rosenblum	(Principal Financial and Accounting Officer)

*	Director	September 11, 2012
Roni A. Appel

*	Director	September 11, 2012
Dr. Thomas McKearn

*	Director	September 11, 2012
Dr. James Patton

*	Director	September 11, 2012
Richard Berman

* By the signature set forth below, the undersigned, pursuant to the duly authorized power of attorney filed with the SEC, has signed this Amendment to the Registration Statement on behalf of the person indicated.

/s/ MARK J. ROSENBLUM
Mark J. Rosenblum

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